Exhibit 10.1


                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT ("AGREEMENT") IS ENTERED BETWEEN NATIONAL SCIENTIFIC CORPORATION AND LOU L. ROSS, EFFECTIVE THIS 1ST DAY OF FEBRUARY, 2002. "NSC," OR "COMPANY" AS USED IN THIS AGREEMENT MEANS NATIONAL SCIENTIFIC CORPORATION. "CONTRACTOR" OR "ROSS" AS USED IN THIS AGREEMENT MEANS LOU L. ROSS.

     For good and valuable consideration, as set forth herein, the parties agree as follows:

     1. RECOGNITION OF PAST PERFORMANCE; DISPLACEMENT OF EXISTING CONTRACTS: NSC wishes to recognize Ross's performance without salary for the first several years of the Company's existence. This Agreement supersedes and entirely revokes, abrogates, and displaces any and all existing agreements between the parties hereto regarding compensation for services rendered to the Company, other than the waiver on August 16, 2001, the Settlement Agreement of December 2002, and the Option Agreement of December 2001, and the Board of Director's Operating Plan of February 13, 2002, all of which remain in force. If any of these specific prior Agreements are in conflict with this Consulting Agreement, the terms of those specific prior Agreements shall prevail.

     2. POSITION AND DUTIES OF CONTRACTOR: As of the effective date of this Agreement, Ross is retained by NSC in the position of Founder and Managing Director. Ross will perform such duties as are assigned by the Board of Directors consistent with that position, which may vary from time to time, or any other position he may subsequently assume with NSC, and will devote his full knowledge, skills, attention, and efforts to the business of the Company. These duties are detailed in Attachment A, "Specific Duties and Compensation," and are subject to change as the Board may dictate option at a later time.

     3. TERM OF AGREEMENT: The term of this Agreement will be two (2) years, from the effective date of this Agreement, unless sooner terminated in accordance with the provisions set forth herein.

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     4.  COMPENSATION & SPECIFIC DUTIES:  For his services under this Agreement,
Ross will receive the Compensation listed in Attachment A, "Specific Duties and Compensation"

     5. EXPENSES: NSC will reimburse Ross for all reasonable business expenses incurred and documented in compliance with Company policy and procedure.

     6. EXTERNAL COVENANTS AND RESTRICTIONS: Ross certifies that he is under no restrictive covenant or similar obligation by reason of a prior employment or other relationship. Ross agrees not to undertake, during his service with NSC, any external obligation that could restrict his ability to perform his duties under this Agreement.

     7. OWNERSHIP OF WORK PRODUCT: Ross acknowledges and agrees that the nature of his services to NSC and its clients/customers may have involved and continue to involve development and/or improvement of technology, systems, formulas, processes, procedures, computer-software programs, other programs, and related documentation.

     a. Ross agrees that all new or improved technology, systems, formulas, processes, procedures, computer-software programs, other programs, and related documentation that Ross has or has had any part in developing or improving are, will be and remain the sole and exclusive property of NSC, and that Ross has acquired and will acquire no right, title, or interest therein. Ross further agrees to execute any and all documents necessary for NSC to secure and protect its interest in any such technology, systems, formulas, processes, procedures, computer-software programs, other programs, and related documentation, including but not limited to documents related to non-disclosure, patents, licenses, or copyrights, whether of any state, federal, or foreign government.

     b. Ross further acknowledges and expressly agrees that all files, records, lists, books, literature, correspondence, documents, services, products and data of any type whatsoever, and in whatever form, including electronically or digitally stored data, related to or used in the conduct of the business of NSC, its customers/clients, or


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          prospective customers/clients are and will remain the property of NSC.
          Ross agrees that, upon termination of this agreement for any reason whatsoever, he will surrender and deliver to NSC all such information and materials, and, to the extent any such material is electronically or digitally stored on a computer or another medium, any remaining copies of information surrendered or delivered to NSC will be permanently deleted from any computer or other means of storage in NSC's possession.

     8. CONFIDENTIAL INFORMATION: Ross acknowledges that, in the course of his service with NSC, he has acquired, used and added to, and will be acquiring, using, and adding to Confidential Information of a special and unique nature and value. Ross acknowledges and understands that NSC is in a highly competitive business and that its success depends in significant part on maintaining a competitive advantage. Ross acknowledges and understands that NSC maintains and uses Confidential Information to gain and maintain such a competitive advantage.

     a. For the purposes of this Agreement, "Confidential Information" is that which is not routinely disclosed by the management or Board of Directors of NSC in response to inquiries and is not readily obtainable elsewhere. "Confidential information" includes but is not limited to information related to the business, operations, assets, systems, plans, products, contracts, procedures, processes, documentation, computer programs, or software products of NSC and/or its customers or clients and any information about the development or improvement of any technology by NSC and/or its customers or clients. Information obtained by Ross in the course of his previous work with NSC or service under this Agreement is Confidential Information unless it is in the public domain. Information which is in the public domain through sources other than Contractor is not Confidential Information.

     b. Ross agrees he will not, during or after his service under this agreement, disclose any Confidential Information to any person(s) without the express written permission of NSC except as such disclosures may be reasonably necessary in carrying out his duties for NSC.

     c. Ross acknowledges and agrees that any disclosure of Confidential Information by him will constitute a material breach of this Agreement


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          and be cause for immediate  termination of this Agreement and may give rise to other legal liabilities for Contractor and remedies for NSC.

     9. AGREEMENT NOT TO COMPETE: Ross acknowledges that, in addition to Confidential Information to which he has had access and will have access during the course of his service under this agreement, he will be given the opportunity to develop and maintain relationships on behalf of NSC with employees of NSC and with existing and future customers and prospective customers and clients of NSC. Ross agrees that during the term of this Agreement and any extension thereof and for a period of one (1) year after termination of this Agreement, he will not, directly or indirectly, as owner, partner, principal, shareholder, director, investor, lender, officer, agent, or in any other capacity:

     a. solicit, divert, or accept business from any person or entity that was a current or prospective customer or client of NSC at any time during the one-year period before termination of this Agreement, or

     b. employ or solicit for employment any person who was an employee of NSC at any time during the one-year period before termination of this Agreement.

     c. For purposes of this Agreement, a "prospective" customer or client is one that, at any time during the one-year period before termination of this Agreement, received a proposal from NSC or whose business was demonstrably solicited by NSC.

     10. TERMINATION OF AGREEMENT:  This Agreement will terminate as provided in
Section 3 unless  sooner  terminated  by any of the  following  events.

     a. This Agreement will terminate at any time upon mutual written agreement of NSC and Ross, in accordance with the terms of that mutual agreement.

     b. This Agreement will terminate upon a filing for the liquidation, dissolution or bankruptcy of NSC.

     c.   This Agreement will terminate on the date of Ross' death.

     d. Ross may terminate this Agreement without cause upon thirty (30) days written notice to NSC. In the event of such termination, Ross will be entitled only to compensation earned on or before the final date of


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          this service,  and will forfeit any benefit  conferred upon him by and through the Nonqualified Stock Option Agreement of December 2001, other than from the execution of any then-vested options in his
          possession   executed  within  the  time  windows   specified  in  the
          Nonqualified Stock Option Agreement of December 2001.

     e. NSC may terminate this Agreement at any time without cause upon written notice to Ross, but will pay a penalty of approximately six months of compensation to do so. In the event of such termination, NSC will pay Ross $60,000 as liquidated damages for this termination, payable within 90 days of such termination. Such termination will not as prevent Ross from continuing to serve at the NSC Board, and to be compensated in the manor then customary for outside Board members. No additional payment, including payment of accrued and unpaid vacation or any other benefit, will be due from the Company to Ross.

     f. Notwithstanding any other provision hereof, NSC may terminate this Agreement and for cause at any time upon written notice to Ross, specifying the cause for termination. "Cause for termination" is defined as any of the following: neglect of duties; insubordination; failure to comply with lawful instructions; fraud; theft; habitual drunkenness or substance abuse; unethical business conduct; conviction of a felony; any act or failure to act that would constitute a felony if prosecuted pursuant to applicable criminal statutes; any material breach of this Agreement; any willful or repeated material violation of company policy; or failure to comply with applicable federal or state statute or regulations regarding trading Company stock. In the event of termination for cause, Ross will be entitled only to compensation earned on or before the final date of Agreement termination, including liquidated damages of $6000, payable within 90 days of such termination.

     11. SCOPE AND MODIFICATION OF AGREEMENT: Neither party has relied on any statement or representation by the other party or any representative of the other party that is not expressly stated in this Agreement. Changes or amendments to this Agreement are of no effect unless in writing signed by both parties.


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     12. PROHIBITION OF ASSIGNMENT:  This Agreement is personal to Ross. Neither party can assign the performance of obligations hereunder to any third party. Notwithstanding that, the parties' rights under this Agreement inure to the benefit of their respective successors, heirs, and assigns.

     13. SEVERABILITY: The provisions herein entitled Position and Duties of Contractor, Compensation, Expenses, Termination, and Prohibition of Assignment are not severable. All other provisions herein are severable. The ruling of any court or arbitrator of competent jurisdiction that any severable provision is void, voidable, or otherwise unenforceable shall have no effect on the validity and enforceability of any other provision.

     14. CHOICE OF LAW: This Agreement is to be construed and interpreted in accordance with the laws of Arizona, except as those laws may be preempted by federal law, and without regard to choice of laws rules. No action involving this Agreement may be brought except as provided in Sections 18 below, and no court action challenging the enforceability of Section 18 may be brought except in a state or federal court located in Phoenix, Maricopa County, Arizona.

     15. WAIVER: Waiver by either party of any breach under this Agreement shall not operate as a waiver of any subsequent breach of the same or any other provision of this Agreement.

     16. NOTICES: Any notice required under this Agreement shall be sufficient if given in writing and sent by registered mail to the below address of the party to be noticed.

          National Scientific Corporation                     Lou L. Ross
          14455 N Hayden Road                     2243 North Lemon Street
          Suite 202                                   Mesa, Arizona 85215
          Scottsdale, Arizona 85260

     17. ARBITRATION OF CLAIMS AND DISPUTES: Except as otherwise expressly provided in this Agreement, any civil claim which arises out of or relates in any way to this Agreement, to the parties' previous contract(s), or to the relationship between the parties shall be settled by exclusive, binding, and


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final arbitration in Phoenix,  Arizona,  in accordance with Rules, and under the auspices,  of the American  Arbitration  Association.  This  includes but is not
limited  to  claims   arising   under  the  common  law  of  contract  or  tort,
discrimination claims, and all claims arising under any federal, state, county, or municipal constitution, charter, statute, rule, or regulation. THE PARTIES EXPRESSLY AGREE TO FOREGO ANY RIGHT TO TRIAL BY A JUDGE AND/OR JURY IN FAVOR OF FINAL, BINDING, AND EXCLUSIVE ARBITRATION.

     18. RIGHT TO INJUNCTIVE RELIEF: Notwithstanding the parties' agreement to arbitrate any and all civil claims that may arise from this Agreement, their prior contract(s), or the relationship between them, Ross acknowledges and agrees that any breach or threatened breach of Sections 8, 9 or 10 will cause NSC irreparable harm and entitle NSC to such injunctive relief as may be necessary to prevent such a breach by Ross and/or any person acting for or with him. This right to injunctive relief is in addition to and without limitation of any other rights, remedies, or damages available to NSC under this Agreement or at law or in equity. Ross shall reimburse NSC its costs and reasonable attorney's fees incurred in obtaining such injunctive relief.

     19. DAMAGES FOR BREACH: NSC's liability to Ross for wrongful termination of this Agreement or any other breach thereof shall not exceed the amount of actual damages proven and, in any case, shall not exceed the amount of compensation and expenses Ross did not receive and would have received had he completed the then-current Period of this Agreement.

     20. INDEPENDENT CONTRACTORS. The parties are independent contractors. Each will bear its own costs and expenses incurred in connection with this Agreement. Neither party has the authority to bind the other to any third party agreement, except as may be mutually agreed upon in a separate writing. In no event shall either party be liable for any debts of the other party to its customers or other creditors unless provided for in this Agreement or in a separate writing.

     21. LEGAL COUNSEL: The parties agree that they have read and understand the terms of this Agreement and that they have had ample opportunity to seek the counsel of their own attorneys before executing this Agreement.


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     22. SURVIVAL: The parties expressly agree that Sections 7, 8, 9, 10, 18 and
19 (and all subparts thereof), and the rights and liabilities set forth therein, shall survive the termination of this Agreement.

     23.  EXECUTION  IN   COUNTERPARTS:   This  Agreement  may  be  executed  in
counterparts with the same effect as if the parties had signed the same document. The counterparts shall be construed together and shall constitute one Agreement.

Executed this date, _________  2002_____, in Scottsdale, Arizona,

        National Scientific Corporation          Lou L. Ross

By:     ________________________________     By: _______________________________

Its:    ________________________________



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                                  ATTACHMENT A

        SPECIFIC DUTIES AND COMPENSATION AS FOUNDER AND MANAGING DIRECTOR


SPECIFIC DUTIES:

     1. Leadership and direction on development of off-shore manufacturing channels.

     2. Leadership and direction on development of novel and profitable technology relationships with Universities and other prospective NSC IP partners, including assistance with the oversight of Dr. El-Sharawy at ASU.

     3. Support and direction of Mergers and Acquisitions activities of the Company.

     4.   Leadership and direction on overall Company business strategy.

     5. Other projects are assigned by the Board on an on-going basis, to be determined in detail at a later date.

     6. (Duties and Compensation as a Board member and Chairman are covered under a separate agreement.)

COMPENSATION:

     1. Consulting Services of $100 per hour of approved project work. Consultant is projected to work 900 hours per year, or an approximate average of 18 hours per week. Consultant will be paid on a bi-weekly basis using this assumption, unless the Consultant reports a variance in the project hours worked to the Company. Consultant shall report such variances with in a reasonably period of time from which they occur, but otherwise shall not have any specific time reporting requirements under this Agreement. This plan is projected to produce $90,000 per year in consulting fees, which combined with Board Fees (covered in a separate agreement) is expected to result in $120,000 per year in cash compensation to the Ross.

     2. From February 1, 2002, until otherwise announced by the Company, 20% of the payable fees to the Consultant will be held back by the Company in an effort to preserve cash resources, and will be paid to the Consultant when the Company has sufficient cash and other resources available, in the option of the Chief Financial Officer or the Board of Directors, to responsibly do so. These funds remain payable to the Consultant.


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